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                                                         EXHIBIT 10.28




                              RESCISSION AGREEMENT
                     BETWEEN IGAL KOHAVI AND DSP GROUP, INC.


THIS RESCISSION AGREEMENT (this "Agreement") made and entered into this 15th day of August, 1996, by and between Mr. Igal Kohavi and DSP Group, Inc., a Delaware corporation ("DSPG").

Whereas Mr. Kohavi and DSP Group, Inc. ("DSPG") made and entered into an employment agreement effective as of November 1, 1995, by which DSPG wished to hire Mr. Kohavi as the Chairman of its Board of Directors (the "Employment Agreement"); and

Whereas Niko Consulting and Management (1995) Ltd. ("Niko"), a company held in equal parts by Igal Kohavi and Nitza Kohavi, and DSP Semiconductors Ltd. ("DSPS"), a wholly-owned subsidiary of DSPG, wish to enter into a services agreement simultaneously with the execution hereof, which agreement provides that Niko will provide through its employee, Igal Kohavi, the management services requisite to chair the Board of Directors of each DSPS and DSPG;

IT IS THEREFORE HEREIN AGREED that the Employment Agreement is hereby rescinded by Mr. Kohavi and DSPG, having no effect whatsoever.

DSP Group, Inc.
a Delaware Corporation


   /s/ ELI AYALON                              /s/ IGAL KOHAVI
-------------------------------           -------------------------------
Name:  Eli Ayalon                                  Igal Kohavi
Title: Chief Executive Officer